SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant (			)
Check the appropriate box:
(	)	Preliminary Proxy Statement	( ) Confidential, for Use of the Commission Only (as permitted
(	)	Definitive Proxy Statement	by Rule 14a-6(e)(2))

(	)	Definitive Additional Materials

(X)Soliciting Material Under Rule 14a-12

VOYA MUTUAL FUNDS

(Name of Registrant as Specified in Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

(X)No fee required.

( )	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

(	)	Fee paid previously with preliminary materials:
(	)	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

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(4)Date Filed:

Voya Global Equity Dividend Fund

SPECIAL MEETING OF SHAREHOLDERS

IMPORTANT SHAREHOLDER INFORMATION

Please vote promptly

VOTING IS QUICK AND EASY

Dear Shareholder:

We recently sent you proxy materials concerning an important proposal regarding your investment, which will be considered at the Special Meeting of Shareholders on September 1, 2020, at 1:00 p.m. (MST). The meeting will be held in a virtual format only. Instructions for attending the virtual meeting are detailed in the proxy statement previously sent to you. This letter was sent to you because you held shares on the record date and we have not received your vote.

Your vote is critical to this process. Please vote prior to the Special Meeting on September 1, 2020.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

Dina Santoro

President

Read the enclosed materials and vote by one of these four options:

Vote Online	Vote by Mail
Visit the website noted on	Mail your signed proxy
the enclosed proxy card	card(s) in the postage-paid
and follow the instructions	envelope
Vote by Phone	Speak with a Proxy
Call the toll-free	Specialist
Call 1 800-708-7956 with
number printed on the	any questions. Specialists
enclosed proxy card and	can assist with voting.
follow the automated	Available Mon-Fri from 9
instructions. Available 7	a.m. – 11 p.m. ET and Sat
days a week	from noon – 6 p.m. ET
24 hours a day.

S02543, S02544